                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 1 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (a)(b)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
PRIMARY                                                   1995         1994         1993         1992         1991
-------                                                 ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles            $357,802     $255,832     $135,911     $184,841     $134,038


Add:    Interest savings, net of tax, applicable to
          assumed exercise of Fisher-Price warrants            -            -          637        1,138          594
Deduct: Dividends on convertible preference stock         (3,342)      (4,689)      (4,894)      (4,826)      (4,830)
        Dividends on senior preferred stock                    -            -            -         (152)        (605)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles for
  Computation of Income Per Share                        354,460      251,143      131,654      181,001      129,197

Extraordinary item                                             -            -      (14,681)           -       (5,236)
Cumulative effect of changes in accounting principles          -            -       (4,022)           -            -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $354,460     $251,143     $112,951     $181,001     $123,961
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               276,309      275,572      262,856      264,066      224,013
Weighted average common equivalent shares arising from:
        Stock options                                      3,271        3,090        2,935        3,622        3,036
        Fisher-Price warrants                                928        1,023        1,681        3,258        1,752
        Restricted stock                                     507          238            -            -            -
        Common stock warrants - $6.25 Series                   -            -            -            -          636
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      281,015      279,923      267,472      270,946      229,437
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   1.26     $   0.90     $   0.49     $   0.67     $   0.56
        Extraordinary item                                     -            -        (0.05)           -        (0.02)
        Cumulative effect of changes in accounting
          principles                                           -            -        (0.02)           -            -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   1.26     $   0.90     $   0.42     $   0.67     $   0.54
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1993, 1992 and 1991 has been restated retroactively for the effects of the November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.  The results of operations and financial position of Fisher-Price are excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in March 1996,
     January 1995 and 1994, June 1992 and November 1991 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.

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
                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (a)(b)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
FULLY DILUTED                                             1995         1994         1993         1992         1991
-------------                                           ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
    Effect of Changes in Accounting Principles          $357,802     $255,832     $135,911     $184,841     $134,038

Add:    Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures        -          628        5,338        5,467        3,907
        Assumed exercise of Fisher-Price warrants              -            -          637        1,138          594
Deduct: Dividends on senior preferred stock                    -            -            -         (152)        (605)
        Impact of required ESOP dividends or
         contributions upon conversion                         -       (3,598)      (4,894)      (4,826)      (4,830)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
   Effect of Changes in Accounting Principles for
   Computation of Income Per Share                       357,802      252,862      136,992      186,468      133,104

Extraordinary item                                             -            -      (14,681)           -       (5,236)
Cumulative effect of changes in accounting principles          -            -       (4,022)           -            -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $357,802     $252,862     $118,289     $186,468     $127,868
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               276,309      275,572      263,067      264,223      224,096
Weighted average common equivalent shares arising from:
       Stock options                                       4,220        3,110        3,475        4,153        4,512
       Assumed conversion of convertible preference stock    739        2,104        2,531        2,531        2,531
       Assumed conversion of 8% convertible debentures         -        1,619       11,823       12,176        9,322
       Fisher-Price warrants                                 969        1,023        1,681        3,258        1,753
       Restricted stock                                      618          330            -            -            -
       Common stock warrants - $6.25 Series                    -            -            -            -          891
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      282,855      283,758      282,577      286,341      243,105
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   1.26     $   0.89     $   0.48     $   0.65     $   0.55
        Extraordinary item                                     -            -        (0.05)           -        (0.02)
        Cumulative effect of changes in accounting
          principles                                           -            -        (0.01)           -            -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   1.26     $   0.89     $   0.42     $   0.65     $   0.53
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1993, 1992 and 1991 has been restated retroactively for the effects of the November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.  The results of operations and financial position of Fisher-Price are excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in March 1996,
     January 1995 and 1994, June 1992 and November 1991 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.
